Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-84251) of Steelcase Inc. of our report dated July 25, 2004, appearing in this Annual Report on Form 11-K of the Steelcase Inc. Retirement Plan for the year ended February 29, 2004.

/s/ BDO SEIDMAN, LLP
Grand Rapids, Michigan
August 23, 2004